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                                                                   EXHIBIT 10.31



                                  ITERIS,INC.


                           SUBORDINATED CONVERTIBLE
                            NOTE PURCHASE AGREEMENT

                                January 25, 2000

                                 ITERIS, INC.

               SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT

     This Agreement is made as of January 25, 2000 by and between Iteris, Inc., a Delaware corporation (the "Company"), and DaimlerChrysler Venture GmbH, a German limited liability company ("Purchaser").

                                   RECITALS

     A. Purchaser is not a U.S. Person as defined in Rule 902(k) of Regulation S (`Regulation S"), as promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     B. The Company desires to sell to Purchaser and Purchaser desires to purchase from the Company the subordinated convertible promissory note described herein, the offer and sale of which is being made in reliance upon the provisions of Regulation S.

                                   AGREEMENT

                                  SECTION 1.
                        AUTHORIZATION AND SALE OF NOTE

          1.1  Authorization. The Company has authorized the sale and issuance
               -------------
of an 8% subordinated convertible promissory note in the principal amount of $3.75 million (the "Note"), substantially in the form attached hereto as Exhibit A.

          1.2  Sale of Note. Subject to the terms and conditions hereof, the
               ------------
Company will issue and sell to the Purchaser and the Purchaser will buy from the Company the Note for an amount of $3.75 million. Such purchase price shall be paid in the manner set forth in Section 2.2. The number of shares of Common Stock into which the Note is convertible shall be subject to certain adjustment provisions.

          1.3  Company Records and Use of Proceeds. Upon issuance, the Note will
               -----------------------------------
be registered in the Purchaser's name in the Company's records. The proceeds from the sale and issuance of the Note shall be used for general corporate purposes and not for the retirement of any shareholder debt, except as authorized in this Agreement.

                                  Section 2.
                            CLOSING DATE & DELIVERY

          2.1  Closing. The closing of the purchase and sale of the Note
               -------
hereunder (the "Closing") shall be held at the offices of DaimlerChrysler Venture GmbH, Stuttgart, Germany, promptly after the execution of this Agreement or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

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          2.2  Payment and Delivery. At the Closing, the Company will deliver to
               --------------------
Purchaser the Note, against payment of the purchase price therefor, by check payable to the Company, or by wire transfer per the Company's instructions.

                                  Section 3.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as follows as of the execution of this Agreement and the Closing:

          3.1  Organization and Standing: Certificate and Bylaws. The Company is
               -------------------------
a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on the Company's business as presently conducted and as currently proposed to be conducted. The Company has made available to the Purchaser copies of the Company's Certificate of Incorporation and Bylaws, as amended to date. Said copies are true, correct and complete and contain all amendments through the date hereof.

          3.2  Corporate Power. The Company has all requisite corporate power
               ---------------
and authority to execute and deliver the Registration Rights Agreement (as defined in Section 5.10 hereof) and this Agreement, to sell and issue the Note hereunder, to issue the Common Stock issuable upon conversion of the Note (the "Conversion Stock"), and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

          3.3  Capitalization. The authorized capital stock of the Company
               --------------
consists of 40,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of which 6,432,100 shares are issued and outstanding as of the Closing Date, and 5,000,000 shares of Preferred Stock, $0.01 par value, none of which are outstanding. The Company has reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Note. Shares of the Conversion Stock have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation. Except as set forth above and options to purchase [1,400,000] shares of Common Stock, there are no options, warrants, conversion privileges or other rights to purchase or otherwise acquire any of the Company's authorized and unissued capital stock. The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares have been issued in compliance with the Securities Act and any applicable state securities law, or in compliance with applicable exemptions therefrom.

          3.4  Subsidiaries. Except for Meyer, Mohaddes Associates, Inc., a
               ------------
wholly owned subsidiary of the Company, the Company has no subsidiaries.

          3.5 Financial Statements. The Company has delivered at or prior to the Closing to the Purchaser the Company's unaudited financial statements for the fiscal period ended December 31, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with

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generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods, except to the extent that the unaudited financial statements are subject to normal and recurring year-end adjustments. The Financial Statements present fairly the financial condition and operating results of the Company as of the date and during the periods indicated therein. Except to the extent reflected or reserved against or disclosed in the Financial Statements, the Company as of the date of the Financial Statements had no material liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which under GAAP should have been reflected or reserved against or disclosed.

          3.6  Absence of Certain Changes. Since December 31, 1999, and at all
               --------------------------
times up to the Closing, there has not been, nor, so far as reasonably can be foreseen at this time, is there reasonably likely to be, any event or condition of any character which has materially adversely affected, or is likely to materially affect, the Company's consolidated business operations, assets, condition (financial or otherwise), liabilities, earnings or prospects including but not limited to:

               (a) any event which materially, adversely affects the Company's business as it is currently being conducted;

               (b) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company, other than the repurchase of unvested shares of Common Stock of the Company issued to employees, officers or directors of or consultants to the Company;

               (c) any waiver by the Company of a valuable right or of a material debt owed to it;

               (d) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

               (e) any material commitment, transaction or other action by the Company other than in the ordinary course of business and consistent with past practice;

               (f) any amendment or other change to the Certificate of Incorporation or Bylaws of the Company (except as contemplated by this Agreement);

               (g) any sale or other disposition of any right, title or interest in or to any material assets or properties of the Company or any revenues derived therefrom other than in the ordinary course of business and consistent with past practice;

               (h) any creation, incurrence or assumption of any indebtedness for money borrowed by the Company exceeding $50,000 (not including net increases in accounts payable or intercompany debt incurred in the ordinary course of the Company's business);

               (i) any material capital expenditures by the Company not in the ordinary course of business;

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               (j)  any material change in any accounting principle or method or election for federal income tax purposes used by the Company;

               (k) any change in the assets, liabilities, prospects, financial condition or operations of the Company from those reflected in the Financial Statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse;

               (l) any material change in the outstanding indebtedness owed by the Company;

               (m) any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (n) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

               (o) any loans made by the Company to its employees, officers or directors other than advances of expenses made in the ordinary course of business;

               (p) any agreements made with any affiliates of the Company, other than agreements relating to or contemplated by the Separation and Distribution Agreement between the Company and Odetics, Inc. dated December 31, 1999; or

               (q) any authorization, approval, agreement or commitment to do any of the foregoing.

          3.7  Absence of Undisclosed Liabilities. The Company does not have any
               ----------------------------------
material obligation or material liability arising out of any transaction entered into at or prior to the Closing, or any act or omission to act at or prior to the Closing, except (a) to the extent set forth or reserved against in the Financial Statements, (b) as disclosed in the Disclosure Schedule, and (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since December 31, 1999, none of which (individually or in the aggregate) materially and adversely affects the business, properties, finances or prospects (financial or otherwise) of the Company.

          3.8  Authorization, No Breach. The execution, delivery and performance
               ------------------------
of this Agreement and the Registration Rights Agreement and the consummation of all transactions contemplated hereby or thereby, including but not limited to the offering, sale and issuance of the Note pursuant to this Agreement has been duly authorized by all required corporate actions of the Company and its shareholders and the Company has taken all corporate acts necessary for the due and valid authorization, execution, issuance and performance of the Agreement, the Registration Rights Agreement, the Note and the Conversion Stock. This Agreement, the Registration Rights Agreement and the Note constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the indemnification provisions of Section 2.7 of the Registration Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency reorganization, moratorium and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Note, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences and privileges described therein; the Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate of Incorporation, will be duly and validly authorized, validly issued and outstanding, fully paid and nonassessable; and the Note and such Conversion Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Note and the Conversion Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

          3.9   Material Contracts and Commitments. A list of and copies of the
                ----------------------------------
contracts, mortgages, indentures, agreements, instruments, leases and transactions to which the Company is a party or by which it is bound which involve obligations of, or payments to, the Company in excess of Two Hundred Thousand Dollars ($200,000) and all agreements between the Company and its officers, directors, consultants and employees (the "Material Contracts"), have been delivered to the Purchaser. All of the Material Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' fights and rules or laws concerning equitable remedies. To the Company's knowledge, the Company is not in material default under any of such Material Contracts and no other party to any of the Material Contracts is in material default thereunder.

          3.10  Litigation, etc.  There are no actions, suits, proceedings or
                ---------------
investigations pending or claims asserted (or, to the Company's knowledge, any basis therefor or threat thereof), to which the Company is a party or its property is subject or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such person's relationship with or actions taken on behalf of the Company or which question the validity or enforceability of this Agreement, the Registration Rights Agreement or the Note which might result in (i) any material adverse change in the business, prospects or financial condition of the Company or any of its properties or assets, (ii) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted or to pay amounts under the Note as they become due or (iii) in any material liability on the part of the Company, and none which question the validity of this Agreement or any action taken or to be taken in connection herewith.

          3.11  Consents. No consent, approval, qualification, order or
                --------
authorization of, or filing with, any governmental authority is required in connection with the Company's valid execution, delivery or performance of this Agreement or the Registration Rights Agreement, or the offer, sale or issuance of the Note by the Company, the issuance of Conversion Stock, or the consummation of any other transaction contemplated on the part of the Company hereby, except such filings as may be required under the applicable securities laws.

          3.12  Title to Properties; Liens and Encumbrances. The Company has
                -------------------------------------------
good and marketable title to its properties and assets and, with respect to the property and assets leased by the Company, holds valid leasehold interests therein, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge or other equitable interest, except (i) tax, materialmens' or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, (ii) security interests granted to Transamerica Business Credit Corporation pursuant to that certain Loan and Security Agreement to which the Company is a party dated December 28, 1998, and related documentation, or (iii) liens or encumbrances which do not individually or the aggregate in any case materially impair the Company's use thereof or materially detract from the value of the Company and which have arisen in the ordinary course of business.

          3.13  Proprietary Information and Other Rights. The Company uses
                ----------------------------------------
patents, trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the development, manufacture and sale of its products. The Company owns or has the right to use all such Proprietary Information necessary for its business as now conducted and, to the knowledge of the Company, the Proprietary Information under development or intended to be used by the Company in its business as currently proposed, will not infringe upon the proprietary rights of third parties. Reasonable security measures have been taken by the Company to protect the secrecy, confidentiality and value of the Proprietary Information referred to in this Section 3.13. Each officer of the Company or subsidiary has executed a proprietary information agreement, copies of which have been provided to Purchaser. The Company, after reasonable investigation, is not aware that any of its officers is in violation thereof, and the Company will use its best efforts to prevent any such violation.

          3.14  Insurance. The Company maintains insurance of the types and in
                ---------
the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and all premiums with respect thereto are currently paid.

          3.15  Brokers or Finders. The Company has not incurred, and will not
                ------------------
incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          3.16  Compliance With Other Instruments.
                ---------------------------------

                (a) The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any judgment, order, writ, decree or Material Contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company or its subsidiaries, except to the extent that such violation or default would not have a material adverse effect on the Company, its business or its operations. The execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Note and the consummation of the transactions contemplated herein will not result in any such violation nor be in conflict with or constitute, with or without the passing of time and giving of notice, either a default under any such provision, judgment, order, writ, decree or Material Contract or any event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries (other than such liens as are contemplated hereby).

               (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in its loss of any right granted under any license, distribution or other agreement. The Company believes that has received fair value for all licenses assigned or transferred to third parties.

          3.17  Registration Rights. Except as set forth in the Registration
                -------------------
Rights Agreement and the Registration Rights Agreement dated October 16, 1998, among the Company, Michael P. Meyer, Abbas Mohaddes, Viggen Davidian and Gary Hamrick, the Company is not under any contractual obligation to register any of its securities which are outstanding or any of its securities which may hereafter be issued.

          3.18  Offering.  Subject to the accuracy of the Purchaser's
                --------
representations in Section 4 hereof, the offer, sale and issuance of the Note and the issuance of the Conversion Stock, constitute transactions exempt from the registration requirement of Section 5 of the Securities Act and applicable state securities laws.

          3.19  Disclosure. There is no fact known to the Company that has not
                ----------
been disclosed to the Purchaser which the Company reasonably expects will have a material adverse effect upon the financial condition, operating results or assets of the Company, taken as a whole. The Company has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to purchase the Note and, to the extent applicable, the Conversion Stock and all information which the Company believes is reasonably necessary to enable the Purchaser to make such decision.

          3.20  Minute Books. The minute books of the Company contain copies of
                ------------
minutes for all meetings of directors and shareholders since the time of incorporation. The Purchaser (or its counsel) has been provided with an opportunity to review the minute books or copies of such minutes.

          3.21  Employees; Proprietary Information Agreement. To the best of the
                --------------------------------------------
Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract, agreement, order or decree relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. To the best of the Company's knowledge, none of its employees is obligated under any contact, agreement or judgment that would interfere with such employee exercising his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently proposed.

          3.22  Dividends. The Company has not declared or paid any dividends,
                ---------
or authorized or made any distribution upon or with respect to any class or series of its capital stock.

          3.23  Intellectual Property Rights. The Company (a) owns or has the
                ----------------------------
right to use, free and clear of all liens, charges, claims and restrictions (except for those disclosed in Section 3.13), all patents, trademarks, service marks, trade names, copyrights, computer software programs, databases, domain names, licenses, trade secrets and rights and any other intellectual property necessary to its business as now conducted and, to the Company's knowledge, is not infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing and
(b) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, other claimant to, any patent, trademark, trade name, copyright, database, domain name, or other intangible asset, except pursuant to the Cooperative Development Agreement for a Lane Departure Detection and Warning System between the Company and DaimlerChrysler Corporation dated July 22, 1998, and the Asset Sale Agreement between the Company and Rockwell Collins, Inc. dated June 20, 1997 (the "License Agreements"). There are no outstanding options, licenses, or agreements of any kind relating to the foregoing nor, is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, databases, domain names, trade secrets, licenses, information, computer software programs, proprietary rights and processes of any other person or entity, except for the License Agreements the Agreement between Freightliner Corporation and the Company dated January 11, 1999,confidential nondisclosure agreements and the like.

          3.24  Operating Rights. The Company has all operating authority,
                ----------------
licenses, franchises, permits, certificates, consents, rights and privileges as are necessary or appropriate to the operation of its business as now or as proposed to be conducted, the absence of which would have a material and adverse effect on the business of the Company ("collectively, the "Permits"). Such Permits are in full force and effect, no violations have been or are expected to have been recorded in respect of any such Permits, and no proceeding is pending or, to the Company's knowledge, threatened that could result in the revocation or limitation of any of such Permits. The Company has conducted its business so as to comply in all material respects with all such Permits.

          3.25  Related Party Transactions. Except for officers or directors of
                --------------------------
the Company who are also officers or directors of Odetics, Inc., no officer or director of the Company (a) is an officer, director or general partner of, or directly or indirectly owns beneficially more than 5% of the equity of, any business which (i) furnishes or sells services or products which compete with services or products furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) has a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected involving the payment or receipt of in excess of $50,000, other than any agreements governing the purchase of shares of the Company's Common Stock and agreements relating to the employment of such persons, copies of which agreements have been delivered to the Purchaser' counsel. The Company is not a guarantor or indemnitor of an indebtedness of any other person, firm or corporation.

          3.26  Environmental Regulations. The Company has met, and continues to
                -------------------------
meet in all material respects, all applicable local, state and federal environmental regulations. The Company has disposed of its waste products and effluents, and has used reasonable efforts to cause others to dispose of waste products and effluents for the Company, in accordance with, in all material respects, all applicable state, local and federal environmental regulations and in such a manner that, to the best of the Company's knowledge, no harm has resulted or will result to any of the employees or properties of the Company or to any other persons or entities or their properties.

          3.27  Taxes. The Company believes that it has accurately prepared in
                -----
all material respects and has filed all tax returns that are required to have been filed on or before the Closing with appropriate federal, state, county and local governmental agencies or instrumentalities. The Company has paid or established adequate reserves for all material income, franchise and other taxes, assessments, governmental charges, penalties, interest and fines due and payable by it on or before the Closing. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company.

          3.28  Inventory. All inventory is of a quality and quantity usable in
                ---------
the ordinary course of business, except for obsolete items, or materials below standard quality, which, in the aggregate, are not material in amount and have been written off or written down to net realizable value on the books of the Company.

          3.29  Returns and Complaints. The Company has not received any
                ----------------------
customer complaints concerning its products or services that have not been resolved and which are indicative of a problem that is reasonably likely to result in a material adverse effect on the Company, its business or its operations.

          3.30  Foreign Corrupt Practices Act. The Company has not made, offered
                -----------------------------
or agreed to offer anything of value to any governmental official, political party or candidate for political office (or any person that the Company knows or has reason to know will offer anything of value to any such person) in violation of the Foreign Corrupt Practices Act of 1977, as amended.

          3.31  No Cancelled Contracts. No Material Contracts or purchase orders
                ----------------------
have been cancelled, rescinded, continued or modified in any material respect which would have a material adverse effect on the Company, its business or its operations.

                                  Section 4.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     Purchaser hereby represents and warrants to the Company with respect to the purchase of the Note as follows:

          4.1   Accredited Investor. It is an "accredited investor" as such term
                -------------------
is defined in Rule 501(a) of Regulation D of the Securities Act.

          4.2   Experience. It has substantial experience in evaluating and
                ----------
investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its Investment in the Company and has the capacity to protect its own interests.

          4.3   Economic Risk. It understands that the purchase of the Note
                -------------
hereunder is a speculative investment which involves a high degree of risk of loss of its investment therein. It is able to bear the economic risk of its investment in the Note for an indefinite period of time, including the risk of a complete loss of its investment in such securities. It acknowledges that such Note and the Conversion Stock have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The foregoing does not, however, limit or modify the representations and warranties of the Company set forth in Section 3 of this Agreement or the fight of the Purchaser to rely thereon.

          4.4  Strategic Investment. It is acquiring the Note and the underlying
               --------------------
Common Stock for investment for its own account, not as a nominee or agent, not for the account or benefit of any U.S. Person and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Note and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.

          4.5  Execution, Delivery and Performance. It has full right, power and
               -----------------------------------
authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. At or before the Closing hereunder, it will execute and deliver to the Company the Registration Rights Agreement, and it acknowledges and agrees that the Note purchased will be subject to the terms and provisions of the Registration Rights Agreement, and the Company's Certificate of Incorporation and Bylaws. This Agreement and the Registration Rights Agreement, when so executed and delivered by the Purchaser, will constitute valid and binding obligations of each Purchaser enforceable in accordance with their respective terms, except as the indemnification provisions of the Registration Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the performance of each Purchaser's obligations hereunder or thereunder.

          4.6  Regulation S and Rule 144. Purchaser acknowledges that the Note
               -------------------------
and the underlying Common Stock are being purchased in reliance upon Regulation S and that the Note and the Conversion Stock must be held indefinitely unless subsequently transferred in accordance with Regulation S, registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Regulation S, which prohibits the offer or sale of the Note and the Conversion Stock to or for the benefit or account of any U.S. Person for a period of one year following the Closing, and Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three (3) month period not exceeding specified limitations.

          4.7  No Public Market. Purchaser understands that no public market now
               ----------------
exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

          4.8  Access to Data. Purchaser acknowledges that it has had a full
               --------------
opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Note and has had full access to the Company's officers and such other information concerning the Company as it has requested.

          4.9  Brokers or Finders. Purchaser has not incurred and will not
               ------------------
incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finder's fees or agent's commissions or any similar charges in connection with this Agreement.

          4.10 Tax Liability. Purchaser has reviewed with its own tax advisors
               -------------
the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of its agents. It understands that it (and not the Company) shall be responsible for any of its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

          4.11 Investor Counsel. Purchaser acknowledges that it has had the
               ----------------
opportunity to review this Agreement, the exhibits attached hereto and the transaction contemplated by this Agreement with its own legal counsel. It is relying solely on such counsel and not on any statements or representations of the Company, Stradling Yocca Carlson & Rauth (counsel solely to the Company) or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

          4.12 Foreign Investor. Purchaser is a German limited liability company
               ----------------
with its principal place of business in Stuttgart, Germany, has no branch or other operations within the United States and is not a U.S. Person. All decisions concerning the purchase of the Note and the acquisition, if any, of the Conversion Stock, have been and will be made at Purchaser's principal place of business where this Agreement and the Registration Rights Agreement will be executed and delivered and where the Note will be received. The Note was not offered to Purchaser in the United States and at the time of execution of this Agreement and the time of any offer to Purchaser to purchase the Note, the Purchaser was physically outside of the United States.

                                  Section 5.
                    CONDITIONS TO CLOSING OF THE PURCHASER

     The Purchaser's obligations to purchase the Note at the Closing are, at the option of the Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

          5.1  Representations and Warranties Correct. The representations and
               --------------------------------------
warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as if made on such date.

          5.2  Covenants. All covenants, agreements and conditions contained in
               ---------
this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

          5.3  Compliance Certificate. The Company shall have delivered to the
               ----------------------
Purchaser a certificate of the Company, executed by the President of the Company, dated the Closing Date, and certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

          5.4  Good Standing Certificates. The Company shall have delivered to
               --------------------------
the Purchaser certificates dated as of the most recent practicable date prior to the Closing Date issued by the Delaware Secretary of State to the effect that the Company is legally existing and in good standing, and similar good standing certificates from the state of incorporation for each of the subsidiaries.

          5.5  Secretary's Certificate. The Company shall have delivered to the
               -----------------------
Purchaser a certificate executed by the Secretary of the Company dated as of the Closing, certifying the following matters: (a) resolutions adopted by the Board approving the transactions contemplated by this Agreement; (b) Certificate of Incorporation of the Company; (c) Bylaws of the Company; (d) incumbency of those officers of the Company signing the various agreements; and (e) such other matters as the Purchaser may reasonably request.

          5.6  Note. A Note substantially in the form of Exhibit A shall have
               ----
been executed and delivered by the Company and the Purchaser and shall be in full force and effect as of the Closing.

          5.7  Registration Rights Agreement.  An Registration Rights Agreement
               -----------------------------
substantially in the form of Exhibit B (the "Registration Rights Agreement") shall have been executed and delivered by the Company and the Purchaser and shall be in full force and effect as of the Closing.

          5.8  Legal Opinion. The Purchaser shall have received from Stradling
               -------------
Yocca Carlson & Rauth, counsel to the Company, a legal opinion addressed to them substantially in the form of Exhibit C.

          5.9  Debt Conversion. Odetics, Inc. shall have agreed to contribute to
               ---------------
the capital of the Company a portion of the amount of debt owed by the Company to Odetics, Inc.

                                  Section 6.
                       CONDITIONS TO CLOSING OF COMPANY

     The Company's obligation to sell and issue the Note at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions with the same force and effect as if made on such date:

          6.1  Representations. The representations and warranties made by the
               ---------------
Purchaser in Section 4 hereof shall be true and correct as of the Closing Date.

          6.2  Registration Rights Agreement. The Purchaser shall have executed
               -----------------------------
and delivered the Registration Rights Agreement.

          6.3  Payment of Purchase Price. The Purchaser shall have delivered to
               -------------------------
the Company the purchase price for the Note being purchased at such Closing.

          6.4  Forms W-9 or W-8. Each Purchaser shall have delivered to the
               ----------------
Company a complete and executed Internal Revenue Service Form W-8 or Form W-9, as applicable.

                                  Section 7.
            AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASER

          7.1  Compliance with Documents. The Company will perform and observe
               -------------------------
all of its obligations to the holders of the Note (and the Conversion Stock) set forth in this Agreement, the Certificate of Incorporation, the Bylaws, and all of its obligations set forth in the Investor Rights Agreement.

          7.2  Observation of Board of Directors. For as long as the Note
               ---------------------------------
remains outstanding or Purchaser holds at least 200,000 shares of Common Stock, if Purchaser so requests, the Company will permit a representative of Purchaser to receive notice of and attend all Board meetings and to receive all documents provided generally to the Board at the same time as such materials are provided to the Board. Purchaser's representative shall be capable of discussing strategic objectives and implementation relating to the Company's business and shall be permitted to attend portions of any Board meeting related specifically to operations or financial matters. Purchaser's representative shall be able to attend any other portions of Board meeting at the sole discretion of the Board. Notwithstanding the foregoing, Purchaser acknowledges and agrees that the Company's management will have the right to exclude any such representative from all or portions of meetings of the Board, or omit to provide such representative with certain information, if the Company's management believes it is necessary in order to preserve the attorney-client privilege, or fulfill the Company's obligations with respect to confidential or proprietary information of third parties, or if such meeting or information involves matters where a director would customarily not participate in a meeting or be provided such information. In addition, Purchaser acknowledges and agrees that any such representative will maintain the confidentiality of all information obtained through such representative's position and will be bound by the same obligations of confidentiality as Purchaser is bound.

          7.3  Information Rights. In addition to the rights set forth in the
               ------------------
Investor Rights Agreement, the Company hereby covenants and agrees to the following with Purchaser:

               (a) The Company shall provide to Purchaser (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related statements of income, retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants of nationally recognized standing, (ii) as soon as available and in any event within 30 days after the end of each of month, internal balance sheet and income statement as are produced in the ordinary course of business by the Company.

               (b) The Company will permit representatives of the Purchaser to visit and inspect any of its properties and to examine and make copies of any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and agents all at such reasonable times and as often as may reasonably be desired, provided Purchaser provides the Company with reasonable notice in advance of such visit.

               (c) The information rights under this Section 7.3 shall terminate upon the closing of the Company's initial public offering registered under the Securities Act.

          7.4  Advancement of Strategic Relationship. The parties intend to
               -------------------------------------
cooperate in the following areas:

               (a) Purchaser will support and use its international networks to facilitate the adoption of the AutoVue product in DaimlerChrysler commercial vehicles and passenger cars.

               (b) Purchaser will support and use its international networks to facilitate joint initiatives between DaimlerChrysler and the Company to bring eBusiness solutions, such as Personalized Traveler Information, to mobile internet users in DaimlerChrysler commercial vehicles and passenger cars.

          7.5  Publicity. Purchaser and the Company agree that neither shall
               ---------
publicly disclose, whether by a press release or otherwise, the existence of or the terms and conditions of this Agreement until the Closing, at which time the Purchaser and the Company shall cooperate in the drafting and issuance of press releases in the United States and Europe. Neither party shall issue a press release without the prior consent of the other party. Purchaser acknowledges that the company may be required to file this Agreement and the agreements contemplated hereby with the Securities Exchange Commission in connection with its initial Public Offering, and Purchaser hereby consents to such filing.

                                  Section 8.
                RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                        COMPLIANCE WITH SECURITIES ACT

          8.1  Restrictions on Transferability. In addition to the restrictions
               -------------------------------
set forth in Section 8.2, Purchaser agrees that all offers and sales of the Note and the Conversion Stock prior to the expiration of a period commencing on the Closing Date and ending one year thereafter shall not be made to U.S. Persons or for the account or benefit of any U.S. Person and shall otherwise be made in compliance with Regulation S. Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Note or the Conversion Stock held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 8.

          8.2  Lock Up Agreement. For the period commencing on the Closing Date
               -----------------
and ending fifteen (15) months following the Closing Date (the "Lock Up Period"), Purchaser will not, without the prior written consent of the Company, (which consent may be withheld in its sole discretion), directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Note or the Conversion Stock; provided, however, that in the event the Company has not consummated an initial public offering of its Common Stock prior to nine (9) months following the Closing Date, the Lock Up Period shall be extended such that the Lock Up Period extends to a date that is 180 days following the date of the Company's final prospectus delivered in connection with its initial public offering. Notwithstanding the foregoing, Purchaser may transfer the Note or the Conversion Stock, subject to applicable securities laws, to any entity directly or indirectly controlling or controlled by or under common control with, the Purchaser.

          8.3  Restrictive Legend. Each certificate or instrument representing
               ------------------
(i) the Note, (ii) the Conversion Stock, and (iii) any other securities issued in respect of the Note or the Conversion Stock upon a stock split, stock dividend, stock exchange or similar event (collectively the "Restricted Securities"), shall (unless otherwise permitted by the provisions of Rule 144) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

    THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U. S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION OR SAFE HARBOR FORM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
    CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN MARKET STAND-OFF
    PROVISIONS WHICH ARE CONTAINED IN A SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED AS OF JANUARY 25, 2000, COPIES

     OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Note or the Conversion Stock in order to implement the restrictions on transfer established in this Section 8.

          8.4  Notice of Proposed Transfers. The holder of each certificate
               ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), the holder thereof shall give written notice to the Company of such Purchaser's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense, by either
(i) a written opinion of legal counsel, who shall be and whose legal opinion shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

                                  Section 9.
                                 MISCELLANEOUS

          9.1  Governing Law. This Agreement shall be governed and construed in
               -------------
all respects in accordance with the laws of the State of California so applied to agreements made and performed in California by residents of the State of California.

          9.2  Survival. The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby for a period of two (2) years.

          9.3  Successors and Assigns. Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as the purchaser or holder of Note or the Conversion Stock are also for the benefit of and enforceable by any subsequent holder of Note or the Conversion Stock.

          9.4  Entire Agreement; Amendment. This Agreement and the other
               ---------------------------
documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          9.5  Notices, etc. All notices and other communications required or
               ------------
permitted hereunder shall be in writing, including facsimile, or electronic communications and shall be effective upon receipt.

          9.6  Delays or Omissions. Except as expressly provided herein, no
               -------------------
delay or omission to exercise any right, power or remedy accruing to any holder of any Note, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          9.7  Remedies. Purchaser will have all of the rights and remedies set
               --------
forth in this Agreement, the Investor Rights Agreement and the Certificate of Incorporation, as the case may be, and all of the rights and remedies which Purchaser may have under any law. The Purchaser, having any rights under any provision of this Agreement or the Investor Rights Agreement, will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement or the Investor Rights Agreement and to exercise all other rights granted by law.

          9.8  Severability. If any provision of this Agreement becomes or is
               ------------
declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

          9.9  Expenses. The Company shall pay all of Purchaser's expenses in
               --------
connection with the transactions contemplated hereby, provided that the Closing and the Company's initial public offering of Common Stock registered under the Securities Act have occurred, including the fees and disbursements of the Purchaser's counsel, Baker & McKenzie. Total expenses shall not exceed the amount of $25,000 in the aggregate.

Dated this 25th of January 2000         Dated this 25th of January 2000
At Anaheim, California                  At Stuttgart, Germany

ITERIS, INC.                            DAIMLERCHRYSLER VENTURE
                                        GMBH


By:  /S/ Jack Johnson                   By:  /s/ Dr. Marianne Tumpen
     ----------------                        -----------------------
         Jack Johnson,                           Dr. Marianne Tumpen,
         President                               Managing Director